Exhibit 99.1

Kymera Therapeutics Announces Proposed Public Offering

Watertown, Mass. (January 4, 2024) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing a new class of small molecule medicines using targeted protein degradation (TPD), today announced that it has commenced an underwritten public offering of $250.0 million of shares of its common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase shares of its common stock. All of the shares of common stock and pre-funded warrants to be sold in this offering are being offered by Kymera. In addition, Kymera intends to grant the underwriters a 30-day option to purchase up to an additional $37.5 million of shares of its common stock at the public offering price per share, less underwriting discounts and commissions. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Kymera intends to use the net proceeds from the offering to continue to advance its pipeline of preclinical and clinical degrader programs that are designed to address large patient populations with significant need and clear commercial opportunity, and for working capital and other general corporate purposes. Kymera may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or technologies to continue to build its pipeline, research and development capabilities and its intellectual property position.

Morgan Stanley, J.P. Morgan and TD Cowen are acting as joint lead bookrunning managers for the offering.

The securities described above are being offered pursuant to an automatically effective shelf registration statement on Form S-3 (No. 333-259955) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 1, 2021. This offering is being made only by means of a prospectus supplement and an accompanying prospectus that form a part of the registration statement.

A preliminary prospectus supplement related to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and an accompanying prospectus related to the offering may also be obtained, when available, from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by email at prospectus@morganstanley.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or via email at prospectus-eq_fi@jpmchase.com; Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by telephone at (833) 297-2926, or by email at Prospectus_ECM@cowen.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Kymera Therapeutics

Kymera is a clinical-stage biotechnology company pioneering the field of targeted protein degradation (TPD) to develop medicines that address critical health problems and have the potential to dramatically improve patients’ lives. Kymera is deploying TPD to address disease targets and pathways inaccessible with conventional therapeutics. Having advanced the first degrader into the clinic for immunological diseases, Kymera is focused on delivering oral small molecule degraders to provide a new generation of convenient, highly effective therapies for patients with these conditions. Kymera is also progressing degrader oncology programs that target undrugged or poorly drugged proteins to create new ways to fight cancer. Founded in 2016, Kymera has been recognized as one of Boston’s top workplaces for the past several years.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, and include, but are not limited to, statements regarding the size and expected gross proceeds from the offering, completion and timing of the public offering, the anticipated use of proceeds from the offering and the expectation to grant the underwriters a 30-day option to purchase additional shares. Any forward-looking statements are based on Kymera’s current expectations, forecasts, and assumptions and are subject to a number of risks and uncertainties that could cause actual outcomes and results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Kymera’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as well as in the preliminary prospectus supplement related to the proposed public offering. Forward-looking statements contained in this announcement are based on information available to Kymera as of the date hereof and are made only as of the date of this release. Kymera undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing Kymera’s views as of any date subsequent to the date of this press release. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Kymera.

Investor Contact:	Media Contact:

Justine Koenigsberg	Todd Cooper
Vice President, Investor Relations	Senior Vice President, Corporate Affairs
investors@kymeratx.com	media@kymeratx.com
857-285-5300	857-285-5300